Exhibit 16.1

                                MORGAN & COMPANY
                          P.O. Box 10007 Pacific Centre
                      Suite 1488 - 700 West Georgia Street
                             Vancouver, B.C. V7Y 1A1



                                                               December 13, 2004



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

           We have read the statements of Maverick Oil and Gas, Inc. included under Item 4.01 of its Form 8-K dated December 13, 2004, and we agree with such statements, except that we are not in a position to agree or disagree with Maverick Oil and Gas, Inc.'s statement that the change in accountants was approved by its board of directors.

                                                  Sincerely,


                                                  "Morgan & Company"

                                                  Morgan & Company
                                                  Chartered Accountants